Exhibit 99

National Lampoon, Inc. Announces Change in Audit Committee

LOS ANGELES--(BUSINESS WIRE)--December 18, 2008--National Lampoon, Inc. (NYSE Alternext US: NLN) announced today that James Toll has been appointed as a member of the Company’s audit committee to replace Timothy S. Durham. Mr. Durham resigned from the audit committee on December 17, 2008 as a result of his appointment as the Company’s Chief Executive Officer and President.

CONTACT:
National Lampoon, Inc.
Timothy S. Durham, 310-474-5252